Exhibit 10.2

CREDIT AGREEMENT

This Credit Agreement (the "Agreement") is made and entered into effective January 1, 2012 (the “Effective Date”), by and between Green Automotive Company, a Nevada corporation ("Borrower ") and Global Trade Finance Inc., a corporation organized under the laws of the Commonwealth of the Northern Mariana Islands, USA ("Lender ").

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. CREDIT FACILITY. Lender hereby agrees to provide credit (the "Credit Line") of up to Two Hundred Fifty Thousand Dollars ($250,000) for use by Borrower in Borrower’s business (the “Credit Limit”). In connection herewith, Borrower shall execute and deliver to Lender one or more Secured Promissory Notes, substantially in the form as set forth in Exhibit “A” attached hereto and incorporated herein by reference (each a “Note”) in the amount of each advance made by Lender pursuant to its (each an "Advance").

2. ADVANCES. Any request for an Advance may be made from time to time by Borrower; provided however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Lender may refuse to make any requested Advance if Borrower is in default of this Agreement, a Note evidencing a prior Advance, or if Borrower has defaulted on any other agreement between the parties, now in effect or effected subsequent to the Effective Date. Further, all Advances made pursuant to this Agreement shall be collateralized by the issuance by Borrower of Five Million (5,000,000) shares of borrowers Common Stock (the “Collateral”).

3. INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at a rate of eight percent (8%), computed on an annual, simple interest basis (the "Effective Rate").

4. REPAYMENT. Borrower shall pay the accrued interest and the outstanding principal balance on each Advance upon demand, and if no demand is made then on the later of (i) Twenty-four (24)  months following the date of the subject Advance, or (ii) January 1, 2013 (the “Maturity Date”). All payments made by Borrower to Lender shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay any Advance at any time without penalty.

5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

A. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets, or result in the creation or imposition of a lien on any of its assets.

B. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

C. The Borrower grants Lender the ability to assign this Agreement, in whole or part, in the Event of Default.

6. EVENT OF DEFAULT. An event of default will occur if any of the following events occurs:

A. Failure to pay any principal or interest pursuant to the terms of the Note(s) within ten (10) days after the same becomes due.

B. Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

C. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct Event of Default under this Paragraph 6.

D. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

E. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days un-dismissed, un-bonded, or undischarged.

7. REMEDIES. Upon the occurrence of an Event of Default as defined above, Lender may declare the entire principal balance of all Notes issued pursuant to this Agreement, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice requirement of Lender of any kind.

Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement.

No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

8. NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

Lender:

Global Trade Finance Inc.

P.O. Box 500410

Saipan MP 96950

Commonwealth of the Northern Mariana Islands, USA

Telephone: (670) 233-5001

Facsimile:  (670) 233-5003

Email: fglsr@globaltradefin.com

Borrower:

Green Automotive Company

23 Corporate Plaza, Suite 150

Newport Beach, California 92660

Telephone: 1. 877.449.8842

Facsimile:   1. 310.669.2000

Email:  fgl@usaelectircauto.com

9. GENERAL PROVISIONS.

A.

All representations and warranties made in this Agreement and each and every Note issued to evidence an Advance, and in any document delivered pursuant thereto, shall survive the execution and delivery of this Agreement and the making of any Advances hereunder.

B.

This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, each Note issued to evidence an Advance, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Nevada.

C.

Officers of Borrower and Lender executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

D.

This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

E.

If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

F.

None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor’s heirs, executors, administrators and successors.

G.

This Agreement has been negotiated and is being contracted for in Clark County, Nevada, it shall be governed by the laws of Nevada, notwithstanding any conflict-of-law provision to the contrary.

H.

If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney’s fees (including for appeals and colelction0 and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

I.

Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

J.

It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

K.

At any time, and from time to time, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm otherwise to carry out the intent and purposes of this Agreement.

L.

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then theretofore, or thereafter occurring or existing. Further, this Agreement may be amended by a writing signed by all parties hereto.

M.

This section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement

N.

A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year fist above written.

“Lender”

Global Trade Finance Inc.

By:  /s/ Fred Graves Luke

        Name: Fred Graves Luke

        Title: President

“Borrower”

Green Automotive Company

By:  /s/ Alan Rothman

        Name: Alan M. Rothman

        Title: Secretary

EXHIBIT “A”

To The

Credit Agreement

Secured Promissory Note